Exhibit 99.1

Flotek Industries
10603 W. Sam Houston Pkwy N., Suite 300
Houston, TX 77064
Ph: 713-849-9911
www.flotekind.com

FLOTEK INDUSTRIES, INC. ANNOUNCES FIRST QUARTER 2017 RESULTS AND CONFERENCE CALL INFORMATION

HOUSTON, MAY 3, 2017 — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced results for the three-months ended March 31, 2017.

Q1 2017 Highlights:

•	First quarter revenue from continuing operations was $80.0 million, up 13.2% sequentially, and up 25.3% year-over-year.

•	GAAP loss from continuing operations for the three months ended March 31, 2017, was ($0.7 million), compared with a loss from continuing operations of less than ($0.1 million) in the same period of 2016.

•	Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, was $2.6 million for the three months ended March 31, 2017, compared to $2.6 million for the three months ended March 31, 2016. For comparable purposes to estimates, non-recurring charges of $1.1 million related to executive retirement may be considered, resulting in $3.7 million of adjusted EBITDA. We identified that we recorded $3.0 million associated with non-cash compensation which we intend to identify as non-cash adjustments to EBITDA going forward.

•	Domestic Complex nano-Fluid® (CnF®) volumes rose 24.7% and revenues were up 19.8% sequentially from the 4th quarter 2016. These volumes compare favorably to the U.S. Energy Information Administration Drilling Productivity Report which indicates U.S. land completions rose 22.8% from 4Q16 to 1Q17.

•	International CnF volumes rose 12.1% and revenues were up 4.2% sequentially from the 4th quarter 2016, comparing favorably to broader declines in sequential spending levels.

•	Expected capital expenditures for 2017 are reduced from a previous range of $15 million - $20 million as disclosed in our form 10K to a range of $10 million - $14 million, depending on market conditions, of which, approximately 40% are attributed to growth oriented projects.

Material Subsequent Events Following Q1 Close:

•	On May 2, 2017, Flotek announced the divestiture of its Drilling Technologies segment for proceeds of $17 million, subject to normal working capital adjustments.

•	Ongoing strategic alternatives remain as substantial progress is being made towards the divestiture of our Production Technologies segment, which remains held for sale.

•	On April 25, 2017, Flotek announced a global agreement with IBM to jointly develop greater capabilities to predict and apply custom chemistry and other approaches to enhance the performance of wells throughout their entire life-cycle, highlighting our commitment to lead the effort of Big Data in the Oilfield and jointly create value for our customers.

Segment Results from Continuing Operations:

•	Flotek reported positive results from Energy Chemistry Technologies (ECT), which includes our patented suite of CnF products, but faced challenges with competitive prices in the commodity chemicals offerings.

•	Sequentially, ECT quarterly revenues increased 10.2% to $60.8 million, and year-over-year revenues for the first quarter increased 36.0% due to increased well completion activity by customers and demand for our products.

•	ECT margins in the first quarter rose by 50 basis points from the fourth quarter to 36.7%, and we expect these margins to expand through the course of the year, as price increases implemented in March, combined with process improvements, become more reflected in our results.

•	After a resilient 4th quarter which reflected 23.0% revenue growth from the 3rd quarter, the non-CnF, ECT sales revenue declined 6.1% from the 4th quarter due to timing of customer orders and key customer equipment mobilizations.

•	Consumer & Industrial Chemistry Technologies (CICT) reported revenue of $19.2 million, up 24.1% sequentially, and up 0.3% year-over-year.

•	CICT’s positive growth is, in large part, attributed to flavor and fragrance sales and highlights our focus on managing the supply chain.

John Chisholm, Flotek’s Chairman, President and Chief Executive Officer commented, “As anticipated, overall industry completion activity continued to improve during the quarter, and Flotek is executing on strategic initiatives and organic growth opportunities. We continue to experience increasing demand, above the industry recovery, for our patented CnF® technology.

“Just over a year ago, the price of oil was near its recent low point and we embarked on Company-wide initiatives to position Flotek as a high-return, asset light, technology-focused Company. We maintained our investments in research while the industry cut back, began a strategic review of our operating segments, and developed big data relationships like the recently announced IBM Watson agreement for the benefit of our shareholders and customers.

“We are excited to emerge from the industry downturn in a stronger position in our core operations, technology and relationships with an improved balance sheet and an expanding platform of growth opportunities.”

First Quarter 2017 Results

For the three months ended March 31, 2017, Flotek posted revenue of $80.0 million, an increase of $16.1 million, or 25.3%, compared to $63.8 million in the same period of 2016. Revenue increased $9.3 million, or 13.2%, compared to the fourth quarter of 2016.

Flotek reported Loss from Operations for the three months ended March 31, 2017 of $0.6 million, an increase of $1.0 million compared to Income from Operations of $0.4 million in the same period of 2016. Loss from Operations decreased $5.0 million compared to fourth quarter 2016.

On a GAAP basis, Flotek reported loss per share (fully diluted) for the three months ended March 31, 2017 of ($0.01) from continuing operations compared to earnings per share (fully diluted) of $0.00 for the three months ended March 31, 2016.

Earnings Before Interest, Taxes, Depreciation and Amortization, or EBITDA, for the three months ended March 31, 2017, was $2.6 million, compared to $2.6 million for the three months ended March 31, 2016.

Consolidated gross margin for the three months ended March 31, 2017, was 34.7% compared to 37.3% in the same period of 2016 and relatively flat with the fourth quarter 2016 margin of 34.5%.

A summary income statement reflecting first quarter results can be found at the conclusion of this release.

First Quarter 2017 – Segment Highlights

	1Q 2017	4Q 2016	% Change	1Q 2016	% Change
	Energy Chemistry Technology
Revenue	$60.8 million	$55.1 million	10.2%	$44.7 million	36.0%
Gross Margin	36.7%	36.2%		42.0%
Operating Income	$8.5 million	$7.2 million	18.4%	$8.0 million	6.7%

	Consumer and Industrial Chemistry Technologies (“CICT”)
Revenue	$19.2 million	$15.5 million	24.1%	$19.1 million	0.3%
Gross Margin	28.3%	18.3%		26.3%
Operating Income	$3.7 million	$1.2 million	220.5%	$3.4 million	9.3%

*	Percentage change may be different when calculated due to rounding.

Flotek Outlook

In commenting about Flotek’s outlook, Mr. Chisholm added, “For the second quarter 2017, we are anticipating steady completion activity with opportunities for growth, continued demand in energy chemistry with expanding margins as the result of strategic price increases, and steady growth in our consumer and industrial chemistry technology sectors.”

Conference Call Details

Flotek will host a conference call on Thursday, May 4, at 7:30 AM CDT (8:30 AM EDT) to discuss its operating results for the three months ended March 31, 2017. To participate in the call, participants should dial 800-672-8961 approximately 5 minutes prior to the start of the call. The call can also be accessed from Flotek’s website at www.flotekind.com.

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

IR Inquiries, contact:

Matt Marietta

Senior Vice President

Corporate Development, Investor Relations

Flotek Industries

E: MMarietta@flotekind.com

P: (713) 726-5348

Flotek Industries, Inc.

Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings

(in thousands, except per share data)

	Three Months Ended
	3/31/2017	3/31/2016

GAAP Net Loss and Reconciliation to EBITDA (Non-GAAP)

Net Loss (GAAP)	$(743)	$(29)

Interest Expense	594	408

Income Tax Benefit	(320)	(17)

Depreciation and Amortization	3,032	2,250

EBITDA (Non-GAAP)	$2,563	$2,612

Select Non-Cash Items Impacting Earnings

Stock Compensation Expense	$3,011	$2,058

Less income tax effect at 35%	(1,054)	(720)

Stock Compensation Expense, net of tax	$1,957	$1,338

Weighted Average Shares Outstanding (Fully Diluted)	57,673	54,744

Stock Compensation Expense Per Share (Fully Diluted)	$0.03	$0.02

Flotek Industries, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share data)

	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$1,826	$4,823
Accounts receivable, net of allowance for doubtful accounts of $779 and $664 at March 31, 2017 and December 31, 2016, respectively	62,934	47,152
Inventories	64,677	58,283
Income taxes receivable	12,271	12,752
Assets held for sale	27,891	43,900
Other current assets	6,694	21,708

Total current assets	176,293	188,618
Property and equipment, net	74,327	74,691
Goodwill	56,660	56,660
Deferred tax assets, net	20,044	12,894
Other intangible assets, net	49,726	50,352

TOTAL ASSETS	$377,050	$383,215

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$35,635	$29,960
Accrued liabilities	7,841	12,170
Interest payable	49	24
Liabilities held for sale	4,638	4,961
Current portion of long-term debt	42,603	40,566

Total current liabilities	90,766	87,681
Long-term debt, less current portion	7,083	7,833

Total liabilities	97,849	95,514

Commitments and contingencies
Equity:
Cumulative convertible preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 80,000,000 shares authorized; 59,770,452 shares issued and 57,035,414 shares outstanding at March 31, 2017; 59,684,669 shares issued and 56,972,580 shares outstanding at December 31, 2016	6	6
Additional paid-in capital	321,980	318,392
Accumulated other comprehensive income (loss)	(964)	(956)
Retained earnings (accumulated deficit)	(21,808)	(9,830)
Treasury stock, at cost; 2,046,168 and 2,028,847 shares at March 31, 2017 and December 31, 2016, respectively	(20,371)	(20,269)

Flotek Industries, Inc. stockholders’ equity	278,843	287,343
Noncontrolling interests	358	358

Total equity	279,201	287,701

TOTAL LIABILITIES AND EQUITY	$377,050	$383,215

Flotek Industries, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	3/31/2017	3/31/2016
Revenue	$79,954	$63,812
Cost of revenue	52,212	40,018

Gross profit	27,742	23,794

Expenses:
Selling, general and administrative	22,581	19,577
Depreciation and amortization	2,445	1,902
Research and development	3,141	1,947
Loss on disposal of long-lived assets	198	—

Total expenses	28,365	23,426

(Loss) income from operations	(623)	368

Other (expense) income:
Interest expense	(594)	(408)
Other (expense) income, net	154	(6)

Total other expense	(440)	(414)

Loss before income taxes	(1,063)	(46)
Income tax benefit	320	17

Loss from continuing operations	(743)	(29)
Loss from discontinued operations, net of tax	(11,235)	(30,156)

Net loss	$(11,978)	$(30,185)

Basic earnings (loss) per common share:
Continuing operations	$(0.01)	$—
Discontinued operations, net of tax	(0.19)	(0.55)

Basic earnings (loss) per common share	$(0.20)	$(0.55)

Diluted earnings (loss) per common share:
Continuing operations	$(0.01)	$—
Discontinued operations, net of tax	(0.19)	(0.55)

Diluted earnings (loss) per common share	$(0.20)	$(0.55)

Weighted average common shares:
Weighted average common shares used in computing basic earnings (loss) per common share	57,673	54,744
Weighted average common shares used in computing diluted earnings (loss) per common share	57,673	54,744

Flotek Industries, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	3/31/2017	3/31/2016
Cash flows from operating activities:
Net loss	$(11,978)	$(30,185)
Loss from discontinued operations, net of tax	(11,235)	(30,156)

Loss from continuing operations	(743)	(29)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	3,032	2,250
Amortization of deferred financing costs	130	87
Loss on sale of assets	198	0
Stock compensation expense	3,011	2,058
Deferred income tax benefit	(7,403)	(6,898)
Reduction in tax benefit related to share-based awards	66	365
Changes in current assets and liabilities:
Accounts receivable	(15,788)	252
Inventories	(6,373)	(10,479)
Income taxes receivable	332	(10,308)
Other current assets	13,923	31
Accounts payable	5,671	5,801
Accrued liabilities	1,265	12,274
Income taxes payable	97	(1,817)
Interest payable	25	30

Net cash used in operating activities	(2,557)	(6,383)

Cash flows from investing activities:
Capital expenditures	(1,877)	(3,790)
Proceeds from sale of assets	158	—
Purchase of patents and other intangible assets	(84)	(131)

Net cash used in investing activities	(1,803)	(3,921)

Cash flows from financing activities:
Repayments of indebtedness	(750)	(1,785)
Borrowings on revolving credit facility	98,863	96,000
Repayments on revolving credit facility	(96,826)	(83,526)
Debt issuance costs	(106)	—
Reduction in tax benefit related to share-based awards	—	(365)
Purchase of treasury stock related to share-based awards	(102)	(154)
Proceeds from sale of common stock	251	212
Proceeds from exercise of stock options	7	134

Net cash provided by financing activities	1,337	10,516

Discontinued operations:
Net cash used in operating activities	(353)	(169)
Net cash provided by investing activities	353	169

Net cash flows used in discontinued operations	—	—

Effect of changes in exchange rates on cash and cash equivalents	26	60

Net (decrease) increase in cash and cash equivalents	(2,997)	272
Cash and cash equivalents at the beginning of period	4,823	2,208

Cash and cash equivalents at the end of period	$1,826	$2,480